Exhibit 99.1

NEWS RELEASE

For Immediate Release

Great Plains Energy and Westar Energy Schedule Special Shareholder Meetings

Shareholder Votes Scheduled for November 21, 2017

Anticipate Merger Close in First Half of 2018

KANSAS CITY, Mo. & TOPEKA, Kan. – Oct. 10, 2017 – Westar Energy, Inc. (NYSE: WR) and Great Plains Energy Incorporated (NYSE: GXP) today each announced special meetings on Tuesday, November 21, 2017, for their respective shareholders to vote on the companies’ proposed merger of equals.

•	Great Plains Energy’s Special Meeting of Shareholders will be held on November 21, 2017, at 10 a.m. Central Time at Great Plains Energy, One Kansas City Place, 1200 Main Street, Kansas City, Missouri 64105

•	Westar Energy’s Special Meeting of Shareholders will be held on November 21, 2017, at 10 a.m. Central Time at Westar Energy, 818 S. Kansas Avenue, Topeka, Kansas 66612

Westar Energy’s common shareholders and Great Plains Energy’s common shareholders of record as of the close of business on October 6, 2017, are entitled to vote their shares at the respective meetings in person or by proxy. Shareholders of both companies will receive the joint proxy statement/prospectus, which is being mailed to shareholders this week. The Securities and Exchange Commission declared effective the registration statement containing the companies’ joint proxy statement/prospectus on October 10, 2017. The document provides information for shareholders of both companies, as well as instructions for voting online, by mail, by telephone or in person.

Both the Great Plains Energy and Westar Energy Boards of Directors unanimously recommend that the companies’ respective shareholders vote “FOR” each of the applicable proposals relating to the transaction.

The merger of Westar Energy and Great Plains Energy is expected to create a leading Midwest electric utility and is expected to drive value for shareholders, generate customer benefits and maintain community commitments, including:

•	Significant earnings accretion for both Great Plains Energy and Westar Energy; targeting 6-8 percent compounded annual earnings per share growth from 2016-2021;

•	A stronger platform for dividend growth, with expected increases in-line with earnings per share growth and a pro forma payout ratio of 60-70 percent;

•	Strong credit profile and balance sheet creating financial flexibility for targeted investments and capital returns including post-closing share repurchases to rebalance capital structure;

•	Increased scale and a more diverse, sustainable generation portfolio;

•	Significant cost savings for customers and a better opportunity to earn allowed returns in all jurisdictions;

•	An immediate upfront bill credit for all retail customers in an aggregate amount of $50 million across all customers in Missouri and Kansas upon the closing of the merger; and

•	No involuntary severance of employees due to the merger, strong workforce across the combined company’s operations, and operating headquarters in both Kansas City, Missouri, and Topeka, Kansas.

As previously announced, the companies expect the merger to close in the first half of 2018, subject to the satisfaction of the closing conditions in the merger agreement, including approval by Great Plains Energy’s shareholders and Westar Energy’s shareholders and the receipt of regulatory approvals, including the Kansas Corporation Commission, the Missouri Public Service Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Federal Communications Commission and clearance and reporting requirements under the Hart-Scott-Rodino Act.

About Westar Energy

As Kansas’ largest electric utility, Westar Energy, Inc. (NYSE:WR) provides customers the safe, reliable electricity needed to power their businesses and homes. Half the electricity supplied to the company’s 700,000 customers comes from emissions-free sources – nuclear, wind and solar – with a third coming from renewables. Westar is a leader in electric transmission in Kansas, coordinating a network of lines and substations that support one of the largest consolidations of wind energy in the nation. For more information about Westar Energy, visit www.WestarEnergy.com.

About Great Plains Energy

Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.

Forward-Looking Statements

Statements made in this communication that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy, Inc. (Westar Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and Westar Energy are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties will be discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy Holding, Inc. (Monarch Energy) will file with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy, KCP&L and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Monarch Energy, Great Plains Energy, KCP&L and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transactions, Monarch Energy has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-220465), which was declared effective by the SEC, Great Plains Energy and Westar Energy have each filed a definitive joint proxy statement, which also constitutes a prospectus of Monarch Energy, each of which is publicly available, and Great Plains Energy, Westar Energy and Monarch Energy have filed and may file other documents regarding the proposed transactions with the SEC. Great Plains Energy and Westar Energy intend to mail the definitive joint proxy statement/prospectus in connection with the transactions to their respective shareholders on or about October 13, 2017. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR ENERGY, MONARCH ENERGY AND THE PROPOSED TRANSACTIONS.

Investors can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed by Monarch Energy, Great Plains Energy and Westar Energy with the SEC at http://www.sec.gov, the SEC’s website. These documents filed by Great Plains Energy and Monarch Energy are also available free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings,” or by contacting Great Plains Energy’s Investor Relations Department at 1-800-245-5275. These documents filed by Westar Energy are also available free of charge from Westar Energy’s website (http://www.westarenergy.com) under the tab “Investors” and then under the heading “SEC Filings,” or by contacting Westar Energy’s Investor Relations Department at 785-575-8227.

Participants in Proxy Solicitation

Great Plains Energy, Westar Energy and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar Energy’s shareholders with respect to the proposed transactions. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on March 23, 2017. Information regarding the officers and directors of Westar Energy is included in its definitive proxy statement for its 2017 annual meeting filed with the SEC on September 14, 2017. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the Registration Statement and definitive joint proxy statement/prospectus and other materials filed with SEC in connection with the proposed merger. Free copies of these documents may be obtained as described in the paragraphs above.

Contacts

Great Plains Energy	Westar Energy
Investors:	Investors:
Calvin Girard	Cody VandeVelde
Senior Manager, Investor Relations	Director, Investor Relations
(816) 654-1777	(785) 575-8227
Calvin.Girard@kcpl.com	Cody.VandeVelde@westarenergy.com

Media:	Media:
Katie McDonald	Gina Penzig
Senior Director, Corporate Communications	Media Relations Manager
(816) 556-2365	(785) 575-8089
Katie.McDonald@kcpl.com	Gina.Penzig@westarenergy.com
Media line: 888-613-0003

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